                                                                   Exhibit 10.12

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
                          ASTERISKS DENOTE OMISSIONS.

                            MANUFACTURING AGREEMENT
                            -----------------------

THE AGREEMENT (the "Agreement") is entered into as of February 20, 1997, between APPLIED MATERIALS, INC., a Delaware Corporation, and its wholly owned subsidiaries ("Applied"), and SATCON TECHNOLOGY CORPORATION, a Delaware Corporation, and its wholly owned subsidiaries ("SatCon"), with respect to the following facts:

A) Applied is a manufacturer of semiconductor wafer processing, metrology, and inspection equipment and developer of thin-film applications. Applied is engaged in development and sale of, among other things, Rapid Thermal Processing chambers and related equipment. SatCon is a manufacturer of, among other things, magnetically levitated bearings.

B) The parties wish to provide for the purchase of Bearings (as hereinafter defined) by Applied from SatCon.

The parties agree as follows:

1.  TERM.  Unless earlier terminated in accordance with this Agreement, the term
    ----
of this Agreement (the "Term") shall be ************** from the Effective Date hereof.

2.  CERTAIN DEFINITIONS.  For purposes of the Agreement:
    -------------------

2.1  "Application" means the U.S. patent application entitled **********
**************************************************************************
*****************. "Foundation Patent" means the U.S. patent issuing therefrom, if any, and any division, continuation, continuation-in-part (to the extent embodied in the Bearing), or reissue thereof, or any foreign counterpart thereof.

2.2 "Bearing" means the magnetically levitating bearing, motor and associated hardware covered by the pending claims of the Application or the issued claims of the Foundation Patent, along with the supporting software therefor.

2.3 "Patent Rights" means the Application, the Foundation Patent, and any additional patens or patent applications filed by or granted to SatCon alone, or jointly with Applied with respect to improvements to Bearings.

2.4 "SatCon Technology Rights" means the trade secrets, know-how, drawings, software, tools and the like owned by SatCon witch relate to the manufacture of Bearings.

2.5 "Applied's Field of Use" means the field of wafer processing, metrology and inspection tools, (excluding photolithography equipment) for the semiconductor manufacturing industry.

2.6 "Effective Date" means the date on which the schedules of the Agreement are completed, signed by each of the Parties and last dated. If the parties are unable to finalize the Schedules within six (6) months of the contract execution date, this Agreement shall become null and void.

2.7 "Fiscal Year" means Applied's fiscal year which is from November 1 to October 31 of the next calendar year.

3.  GRANT OF EXCLUSIVE LICENSE.
    ---------------------------

Subject to the terms of this Agreement, SatCon hereby grants to Applied a royalty-free, worldwide license, solely in Applied's Field of Use, (the "License") under the Patent Rights, and SatCon Technology Rights to use, sell, offer for sale and import Bearings, and to make, have made, use, sell, offer for sale and import

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                         ASTERISKS DENOTE OMISSIONS.

products incorporating Bearings ("Licensed Products"), with the right to grant sublicenses. The License shall be exclusive until such exclusivity is terminated as described in this Agreement.

4.  EXCLUSIVE SALE AND PURCHASE.
    ----------------------------

4.1 SatCon shall sell Bearings for use in Rapid Thermal Processing Chambers within Applied's Field of Use exclusively to Applied, and not to any other purchaser, except as otherwise permitted in this Agreement. SatCon shall have the right to subcontract the manufacture of all or part of the Bearings to one or more third party subcontractors at any time. During the Term, Applied shall not purchase Bearings, or substitute magnetically levitating bearing and motor assemblies for use with Rapid Thermal processing chambers from any entity other than SatCon, except as otherwise provided for in Section 5.

4.2 Set forth in Schedule A is a forecast of Applied's quarterly requirements for Bearings for the one-year period beginning on the first day of the first Applied fiscal quarter following the date of this Agreement (the "Forecast"). On the last day of each fiscal quarter, Applied shall provide SatCon with a new one year forecast, broken down quarter by quarter. Applied and SatCon shall consult with respect to each such new forecast. Applied will also make available to SatCon its most current three year projections for Bearings.

4.3 Applied shall purchase Bearings from SatCon pursuant to issued Purchase Orders.

4.4 The "Minimum Purchase Commitment" for Fiscal Year 1997 is set forth in Schedule A. For 1998 the Minimum Purchase Commitment shall not be less than eighty percent (80%) of the number of Bearings purchased in Fiscal Year 1997. For Fiscal Year 1999 and beyond, the Minimum Purchase Commitment shall be subject to a minimum of eighty percent (80%) of the number of Bearings purchased in the year preceding, ************, whichever is the greater.

4.5 In determining in any given Fiscal Year whether or not Applied has met its Minimum Purchase Commitment for Bearings, the number of purchased Bearings shall include those purchased from SatCon, those purchased from an Alternate Supplier and those manufactured by Applied for and on its own behalf pursuant to Section 5 below. Applied shall be deemed to have met its Minimum Purchase Commitment even if one hundred percent (100%) of its requirements are obtained from sources other than SatCon, so long as the minimums as set forth in Section 4.4 are satisfied.

4.6 In the event Applied fails to purchase the Minimum Purchase Commitment of Bearings from SatCon or Alternate Supplier, including Applied as established pursuant to Section 5 with respect to any Fiscal Year, SatCon may send Applied a written notice of such fact ("Shortfall Notice"). Within 45 days from receipt of a Shortfall Notice, Applied shall either (I) purchase sufficient Bearings to make up the shortfall (the "Shortfall Quantity") or (ii) pay to SatCon an amount of cash equal to 10% of the aggregate purchase price of the Shortfall Quantity. Upon Applied's failure to complete either of the actions set forth in the preceding sentence, SatCon's sole and exclusive remedy shall be the termination of Applied's exclusive license rights, which shall thereafter be non-exclusive.

4.7 SatCon shall sell the Bearings to Applied at SatCon's prices then in effect. Set forth on Schedule B is SatCon's non-binding, good faith estimate of the prices at which currently intends to offer Bearings to Applied. SatCon is not obligated to sell Bearings to Applied at the prices set forth on Schedule B. However, in the event that the prices SatCon charges Applied for Bearings exceed the prices set forth on Schedule B by more than ten percent (10%), Applied shall have the right to appoint an Alternate Supplier as described in Section 5 below.

4.8 SatCon shall use reasonable efforts to sell to Applied the quantities of Bearings established for each period in the applicable Forecast.
Notwithstanding the foregoing, compliance with the procedures set forth in
Section 5 below shall be Applied's exclusive remedy for any failure of SatCon to supply sufficient quantities of Bearings.

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

5.  TRANSFER EVENTS; SECOND-SOURCING.
    ---------------------------------

5.1 Should: (1) SatCon materially fail to deliver Bearings to Applied within the mutually agreed upon delivery times, and thereafter is unable to complete delivery within 90 days after notification of such failure by Applied, (2) the quality of the Bearings delivered by SatCon be materially below the quality standards set forth in Schedule C, if any, and SatCon is unable to cure or otherwise resolve such quality issue (as determined by an independent third party evaluator reasonably acceptable to SatCon) within 90 days after notification of such failure by Applied, or (3) the prices at which SatCon offers the Bearings to Applied exceed the prices set forth in Schedule B by more than ten percent (10%), such shall constitute a "Transfer Event". A Transfer Event shall also include (a) SatCon's ceasing to be in the business of manufacturing Bearings, and (b) SatCon's breach of the exclusivity provisions of paragraph 4.1 of the Agreement.

5.2 Upon Applied giving notice to SatCon of the occurrence of a Transfer Event ("Notice of Transfer Event"), Applied shall have the right to designate in writing an alternate supplier for the Bearings (the "Alternate Supplier"), provided that SatCon has not cured the conditions leading to the Transfer Event prior to such designation. The Alternate Supplier, if other than Applied, must be reasonably acceptable to SatCon. In the event that Applied is dissatisfied with the performance of the Alternate Supplier, it may, upon sixty (60) days' prior written notice to SatCon, designated a substitute Alternate Supplier.

5.3 SatCon, at the time of said Notice of Transfer Event, shall deliver to Applied in writing such technical information as is reasonably necessary to permit such Alternative Supplier to manufacture Bearings (the "Manufacturing Package"). SatCon's failure to complete the delivery of the Manufacturing Package to Applied within 90 days of such notice shall constitute a material breach of this Agreement.

5.4 Following the designation of an Alternate Supplier, Applied shall pay a negotiated fee to SatCon for the preparation of the manufacturing package and shall release to the Alternate Supplier said Manufacturing Package. SatCon shall grant the Alternate Supplier a limited, nonexclusive license to make Bearings for use as described within this agreement and pursuant to an agreement in form and substance acceptable to SatCon. SatCon shall assist as necessary to qualify the Alternate Supplier, and shall be reasonably compensated for such assistance.

5.5 Upon the occurrence of a Transfer Event, Applied shall pay to SatCon a royalty of ***************** based on the net invoice price of Bearings for each Bearing purchased by Applied from such Alternate Supplier. Where the Bearings are manufactured by Applied, the ***************** royalty shall be calculated based on SatCon's most favorable volume price at the time of the Notice of Transfer Event for each Bearing incorporated into a wafer fabrication tool sold by Applied, or sold separately as an upgrade or replacement.

5.6 Subsequent to the occurrence of a Transfer Event, should Applied choose to convert the License granted it under Section 3 to one that is non-exclusive, it may do so upon giving six (6) months notice to SatCon. At the end of the notice period, the royalty shall *************************** for each Bearing incorporated in a wafer fabrication tool sold by Applied, or sold separately as an upgrade or replacement. SatCon shall thereafter be released from its exclusivity obligations under Section 4.1. Royalties under this section and section 5.5 shall be paid quarterly, payment due within 45 days after the close of the most recent quarter. The obligation to pay royalties shall end ******** from the Effective Date. Thereafter, the royalties to paid shall be subject to good faith negotiations between parties.

5.7 The parties agree that SatCon's sole obligation and liability, and Applied's sole right and remedy, in respect of the occurrence of the Transfer Events described in Section 5.1 above shall be the compliance by the parties with the procedures, and the granting of the rights, described in Sections 5.2-
5.6 above.

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

6.  FUTURE JOINT DEVELOPMENT, AND LICENSING.
    ----------------------------------------

6.1 The parties may agree to engage in future joint development activities concerning Bearings and related technology. In such event, the parties will mutually agree upon the terms of such joint development, including funding and ownership of intellectual property.

6.2 SatCon will, if requested, negotiate in good faith with Applied Komatsu Technology ("AKT") to license the Patent Rights and SatCon Technology Rights hereunder to AKT under mutually agreeable, commercially reasonable terms and conditions.

6.3 Should SatCon decide to develop new technologies/applications within Applied's Field of Use, SatCon shall first present the development opportunity to Applied. Thereafter, should the parties wish to mutually pursue the disclosed development opportunity, they shall negotiate in good faith for an agreement for same.

6.4 Following the signing of this Agreement, SatCon at its own expense shall engage in **************************************************, the cost of the redesign effort not to exceed one hundred thousand dollars ($100,000). This expense will be amortized over the first ten units (10) ****** systems ordered by Applied.

7.  CONFIDENTIALITY.
    ----------------

7.1 For purposed of this Agreement, "Confidential Information" means all non-public and/or proprietary information disclosed in the course of the activity by either party pursuant to this Agreement, whether disclosed in oral, written, graphic, machine recognizable (including computer programs or databases), model or sample form, or any derivation thereof. However, "Confidential Information" does not include information (a) of which the receiving party ("Recipient") was rightfully in possession prior to disclosure, as evidenced by appropriate documentation, (b) independently developed by employees or agents of Recipient who have not received any information provided by the disclosing party ("Provider") hereunder, (c) Recipient rightfully receives from a third party not owing a duty of confidentiality to Provider, (d) that becomes publicly available without fault of Recipient, or (e) whose disclosure is required by order of a court or governmental authority, provided that Provider shall have been given timely notice of such requirement and that Recipient shall cooperate with Provider to limit the scope and effect of such order.

7.2 Unless such information is disclosed orally, Confidential Information shall be designated as such by an appropriate legend, such as "SatCon Confidential" or "Applied Materials Confidential". Confidential Information that is disclosed orally shall be identified as confidential before or at the time of disclosure, and shall be confirmed as confidential in a notice given by Provider to Recipient within thirty (30) days after such oral disclosure. Such notice must contain a summary of the orally disclosed Confidential Information.

7.3 Recipient shall hold Provider's Confidential Information in strictest confidence, without limitation as to the terms of years, for information contained in the Manufacturing Package, and for five (5) years after receipt for all other Confidential Information, using such measures as Recipient uses to protect the confidentiality of its own Confidential Information of like importance, but in no event using less than reasonable care. Recipient shall not make any disclosure of such Confidential Information other than to its employees and consultants on a need-to-know basis. Recipient shall inform each such employee and consultant of Recipient's confidentiality obligations under this Agreement, and shall be jointly and severally liable with such employee or consultant for any breach of this Agreement by any said employee or consultant. Recipient shall use the Confidential Information solely to perform the activities contemplated by this Agreement.

7.4 The parties respective coordinators for exchange of Confidential Information are named below:

For Applied:  Jim Tietz

SatCon:    Michael Turmelle

8.  ANCILLARY DOCUMENTS.
    --------------------

Applied's Standard Terms and Conditions of Purchase (the "Ts & Cs") are attached hereto as Schedule D-1. The Master Purchase Order ("Master P.O."), if any, shall be attached hereto as Schedule D-2. Together the Master P.O. and the Ts &Cs (as negotiated at the time of <Master> P.O. issuance) shall constitute the "Ancillary Documents", and are and shall be incorporated into this Agreement by this reference. In the event of an apparent conflict between or among provisions of this Agreement (excluding the Ancillary Documents) and/or either or both of the Ancillary Documents, such provisions shall be read in a mutually consistent way or, if no such reading shall be reasonably possible, the following order of priority shall apply: (I) this Agreement (excluding the Ancillary Documents), (ii) the Master P.O., and (iii) the Ts & Cs.

9.  TERMINATION.
    ------------

9.1 This Agreement may be terminated prior to the expiration of the Term as follows:

(a)  By mutual agreement of the parties;

(b) By either party, in the event the other party has materially breached a provision of this Agreement (other than a breach, the exclusive remedy for which is otherwise set forth in this Agreement), which breach has remained uncured for a period of sixty (60) days following notice thereof by the terminating party;

9.2 Upon the termination of this Agreement, all rights, and obligations of the parties shall be automatically terminated, other than obligations incurred prior to the effective date of such termination, and the licenses granted to Applied under Section 3, which licenses shall be non-exclusive in the case of a termination of Applied for cause (except where such termination is for failure to pay obligations incurred per Section 4.3, or failure to pay royalties pursuant to Section 5.5 and 5.6, in which case all license rights to applications, patents, and technology owned solely by SatCon shall terminate), or exclusive in the case of termination of SatCon for cause. Further, the provisions of Sections 5,7, and 10 shall survive any termination or expiration of this Agreement in accordance with their terms.

10.  LIMITATIONS OF LIABILITY AND DISCLAIMERS OF WARRANTY.
     -----------------------------------------------------

10.1 SATCON WARRANTS THAT THE BEARINGS SUPPLIED BY SATCON WILL SUBSTANTIALLY CONFORM TO THE APPLICABLE SPECIFICATIONS FOR THE PERIOD COMMENCING WITH THE SHIPMENT TO APPLIED AND ENDING TWELVE (12) MONTHS AFTER TOOL ACCEPTANCE BY THE END USER. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, SATCON HEREBY DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TOT HE BEARINGS SOLD UNDER THIS AGREEMENT, WRITTEN OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NEVERTHELESS, SATCON SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY APPLIED FOR ANY ACTION, CLAIMS OR SUITS BROUGHT AGAINST APPLIED ALLEGING THAT THE BEARINGS DESIGNED BY ALLEGING THAT THE BEARINGS DESIGNED BY SATCON (THE "SATCON BEARINGS") MISAPPROPRIATE ANY TRADE SECRET OR INFRINGE ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, PROVIDED THAT APPLIED (1) PROMPTLY NOTIFIES SATCON OF SUCH ACTION, CLAIMS OR SUIT, (2) GIVES SATCON THE SOLE CONTROL OVER THE DEFENSE AND SETTLEMENT THEREOF, AND (3) PROVIDES REASONABLE ASSISTANCE TO SATCON IN CONNECTION WITH THE DEFENSE THEREOF. THE FOREGOING OBLIGATIONS SHALL NOT APPLY WITH RESPECT TO ACTIONS, CLAIMS OR SUITS RESULTING FROM THE MODIFICATION OF THE SATCON BEARINGS OR THE COMBINATION OF THE SATCON BEARINGS WITH DEVICES OR EQUIPMENT NOT SUPPLIED

BY SATCON. IN THE EVENT APPLIED's USE OF THE SATCON BEARINGS ARE OR IN SATCON's OPINION ARE LIKELY TO BE ENJOINED DUE TO AN INFRINGEMENT OR MISAPPROPRIATION CLAIM, SATCON MAY (1) PROCURE FOR APPLIED THE RIGHT TO CONTINUE TO MANUFACTURE, USE AND SELL THE SATCON BEARINGS, (2) REPLACE OR MODIFY THE SATCON BEARINGS SO THAT THEY ARE NONINFRINGING, AND SUBSTANTIALLY EQUIVALENT IN FUNCTION TO THE ENJOINED SATCON BEARINGS, OR (3) IF (1) AND (2) ARE NOT REASONABLY AVAILABLE TO TERMINATE THE LICENSES GRANTED HEREUNDER.

10.2 Except for the indemnity obligation as provided in Section 10.1, notwithstanding anything to the contrary contained in this Agreement, no party hereto shall be liable to the other for any indirect, special, consequential, incidental or punitive damages (including without limitation damages for loss of use of facilities or equipment, loss or revenue, loss of profits or loss of goodwill) regardless of (I) the negligence (either sole or concurrent) of the other party and (ii) whether the other party has been informed of the possibility of such damages.

10.3 The parties acknowledge that the Bearings shall be used by Applied as one of several components in an assembly which shall be designed, manufactured, marketed and sold by or for Applied. Therefore, the parties agree that in no event shall SatCon have any liability to any customer or end user of Applied hereunder, and Applied agrees to defend, indemnify and hold SatCon harmless from and against any and all claims and actions by any such customers and end users.

11.  MISCELLANEOUS PROVISIONS.
     -------------------------

Nothing contained in this Agreement shall be construed as creating a partnership or joint venture by or between the parties or constitute either party the agent of the other. This Agreement constitutes the parties entire agreement with respect t the subject matter hereof, and all prior agreements or understandings between them concerning such subject matter shall not have any further force or effect. This Agreement (including the Ancillary Documents and the Schedules hereto) may be modified only by a writing signed by both parties. This Agreement will be governed by the laws of the State of New York, without giving effect to its conflict of law principles, and in the case of litigation, the prevailing party shall be entitled to recover its reasonable attorney's fees and expenses. Whenever possible, each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held to be invalid under applicable law, either in whole or in part, the provision will be ineffective only to the extent of such invalidity, and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APPLIED MATERIALS

By:  /s/ Chris Gronet
Chris Gronet, General Manager RTP Division

SATCON TECHNOLOGY CORPORATION

By:  /s/ David B. Eisenhaure
David B. Eisenhaure, President

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

                                  SCHEDULE A
                          TO MANUFACTURING AGREEMENT

                      FY 1997 Minimum Purchase Commitment
                      -----------------------------------


                  Schedule A contains confidential materials
                 which have been omitted and filed separately with the Securities and Exchange Commission.

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

                                  SCHEDULE B
                          TO MANUFACTURING AGREEMENT

                                Bearing Pricing
                                ---------------


                  Schedule B contains confidential materials
                 which have been omitted and filed separately
                  with the Securities and Exchange Commission.

                                  SCHEDULE C
                          TO MANUFACTURING AGREEMENT

                               Quality Standards
                               -----------------


                               (to be provided)

                                  SCHEDULE D
                          TO MANUFACTURING AGREEMENT

                       Terms and Conditions of Purchase
                       --------------------------------
                             Master Purchase Order
                             ---------------------

Schedule D-1

APPLIED MATERIALS STANDARD TERMS AND CONDITIONS - Revised 1/94

1. ACCEPTANCE - THE TERMS AND CONDITIONS HEREOF BECOME THE EXCLUSIVE AND BINDING AGREEMENT BETWEEN THE PARTIES COVERING THE PURCHASE OF THE GOODS OR SERVICES ORDERED HEREIN WHEN THIS ORDER IS ACCEPTED BY ACKNOWLEDGMENT OR COMMENCEMENT OF PERFORMANCE. THIS PURCHASE ORDER CAN BE ACCEPTED ONLY ON THESE TERMS AND CONDITIONS. ADDITIONAL OR DIFFERENT TERMS PROPOSED BY SELLER WILL NOT BE APPLICABLE UNLESS ACCEPTED IN WRITING BY THE BUYER. NO CHANGE, MODIFICATION, OR REVISION OF THIS PURCHASE ORDER SHALL BE EFFECTIVE UNLESS IN WRITING AND SIGNED BY BUYER.

2. INVOICES - Invoices shall contain the following information: purchase order number, item number, description of goods, sized, quantities, unit prices, and extended totals in addition to any other information specified elsewhere herein. Payment of invoice shall not constitute acceptance of goods or services and shall be subject to adjustment for errors, shortages, defects in the goods, or other failure of Seller to meet the requirements of the Purchase Order. Buyer may at any time set off any amount owed by Buyer to Seller against any amount owed by Seller or any of its affiliated companies to Buyer. Partial shipments must be invoiced separately.

3. CASH DISCOUNTS - Time in connection with any discount offered will be calculated from (I) the scheduled delivery date, (ii) the date of actual delivery, or (iii) the date an acceptable invoice is received, whichever is latest. For the purpose of earning the discount, payment is deemed to be made on the date of mailing of the Buyer's check.

4. TAXES - Unless otherwise specified, the agreed prices include all applicable federal, state, and local taxes. All such taxes shall be stated separately on Seller's invoice.

5. PRICES - Seller hereby agrees and represents that prices charged for goods or services provided hereunder are not in excess of prices charged other customers of Seller for orders of similar quantities of substantially similar goods or services on comparable terms.

6. ODC ELIMINATION - (a) In the event Seller's goods are manufactured with or contain Class I ODC's as defined under Section 602 of the Federal Clean Air Act (42 USC Section 7671 a (a)) and implementing regulations, or if Seller suspects that such a condition exists, Seller shall notify Buyer prior to performing any work against this order. Buyer reserves the right to terminate all orders for such goods without penalties. (b) Buyer reserves the right to return any and all goods delivered which are found to contain or have been manufactured with Class I ODC's. Buyer reserves the right to terminate any outstanding orders for such goods without penalties. Seller shall reimburse Buyer all monies paid to Seller and all additional costs incurred by Buyer in purchasing and returning such goods.

7. DELIVERY - (a) Time is of the essence. Failure to deliver as scheduled shall constitute default. (b) Buyer will pay only for maximum quantities ordered. Overshipments will be held at Seller's risk and expense for a reasonable time awaiting shipping instructions. Return shipping charges for excess quantities will be at Seller's expense. (c) No partial delivery shall be made unless Buyer has given prior consent. (d) No delivery shall be made hereunder prior to the date or dates shown unless Buyer has given prior consent.

8. PACKING AND SHIPMENT - Unless otherwise specified, when the price of this order is based on the weight of the ordered goods, such price is to cover net weight of goods ordered only, and no charges will be allowed for boxing, crating, handling damage, carting, drayage, storage, or other packing requirements. Unless otherwise specified, all goods shall be packed, packaged, marked, and otherwise prepared for shipment in a manner which is (i) in accordance with good commercial practice, (ii) acceptable to common carriers for shipment at the lowest rate for the particular goods and in accordance with I.C.C. regulations and (iii) adequate to insure safe arrival of the goods at the named destination. Seller shall mark all containers with necessary lifting, handling, and shipping information and also purchase order numbers, date of shipment, and the names of the consignee and consignor. An itemized packaging sheet must accompany each shipment.

9. RESPONSIBILITY FOR GOODS - Notwithstanding any prior inspections, and irrespective of the F.O.B. point named herein, the Seller shall bear all risks of loss, damage, or destruction to the goods called for hereunder until final acceptance by Buyer at destination. Further, the Seller shall also bear the same risks with respect to any goods rejected by Buyer provided, however, that in either case, the Buyer shall be responsible for any loss occasioned by the gross negligence of its employees acting within the scope of their employment.

10. QUALITY ASSURANCE - (a) All goods purchased hereunder shall be subject to inspection and test by Buyer to the extent practicable at all times and places, including the period of manufacture and in any event, prior to final acceptance. If inspection or test is made by Buyer on Seller's premises, Seller, without additional charge, shall provide all reasonable facilities and assistance for the safety and convenience of Buyer's inspectors. No preliminary inspection or test shall constitute acceptance. Records of all inspection work shall be kept complete and available to Buyer during the performance of this order and for such further period as the Buyer may determine. (b) In case any goods are defective in material or workmanship, or otherwise not in conformity with the requirements of this order, Buyer shall have the right either to reject, require correction, or accept such goods with an adjustment in price. Any goods which have been rejected or required to be corrected shall be replace or corrected by and at the expense of the Seller promptly after notice. If, after being requested by Buyer, the Seller fails to promptly replace or correct any defective goods within the delivery schedule, Buyer may (i) by contract or otherwise, replace or correct such goods and charge to the Seller the cost occasioned thereby; (ii) terminate this order for default in accordance with the clause hereof entitled "TERMINATION FOR DEFAULT"; (iii) and require an appropriate reduction in price. (c) The Seller shall provide and maintain a quality assurance program which is acceptable to Buyer.

11. WARRANTY - (a) Seller warrants that all goods and services delivered hereunder shall be free from defects in workmanship, material, and manufacture; shall comply with the requirements of this contract, including any drawings or specifications incorporated herein or samples furnished by Seller; and, where design is Seller's responsibility, shall be free from defects in design. Seller further warrants all goods purchased hereunder shall be of merchantable quality and shall be fit and suitable for the purpose intended by Buyer. The foregoing warranties shall constitute conditions and are in addition to all other warranties, whether expressed or implied, and shall survive any delivery, inspection, acceptance, or payment by Buyer. (b) If any goods or services delivered hereunder do not meet the warranties specified herein or otherwise applicable, Buyer may, at its option (I) require Seller to correct at no cost to Buyer any defective or nonconforming goods or services by repair or replacement, or (ii) return such defective or nonconforming goods at Seller's expense to Seller and recover from Seller the order price thereof, or (iii) correct the defective or nonconformant goods or services itself and charge Seller with the cost of such correction. The foregoing remedies are in addition to all other remedies at law or in equity or under this order. All warranties shall run to
Buyer and to its customers.   (c) Buyer's approval of  Seller's material or
design shall not relieve Seller of the warranties set forth in this clause, nor shall waiver by Buyer of any drawing or specification requirement for one or more of the goods constitute a waiver of such requirements for the remaining goods to be delivered hereunder unless so stated by Buyer in writing. The provisions of this clause shall not limit or affect the rights of Buyer under the clause entitled "QUALITY ASSURANCE".

12. CHANGES - Buyer may at anytime, by a written order and without notice to sureties or assignees, suspend performance hereunder, increase or decrease the order quantities, or make changes within the general scope of this order in any one or more of the following:
(a) applicable drawings, designs, or specification
(b) method of shipment or packing, and/or
(c) place and date of delivery.

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If any such change causes an increase or decrease in the cost of or time required for performance of the Purchase Order, an equitable adjustment shall be made in the Purchase Order price or delivery schedule, or both, and the order shall be modified in writing accordingly. No claim by Seller for adjustment hereunder shall be valid unless asserted within twenty (20) days from the date of receipt by Seller of the notification of change, provided, however, that such period may be extended upon the written approval of Buyer. However, nothing in this clause shall excuse Seller from proceeding with the order as changed or amended.

13. TERMINATION FOR DEFAULT - (a) Buyer may, by notice, terminate this Purchase Order in whole or in part (i) if Seller fails to deliver goods or services on agreed delivery schedules; (ii) if Seller fails to replace or correct defective goods or services; (iii) if Seller fails to perform any other obligations or;
(iv) if Seller becomes insolvent. (b) In the event of termination pursuant to this Section:
(i) Seller shall continue to supply any portion of this Purchase Order not terminated.
(ii) Seller shall be liable for additional costs, if any, for the purchase of such similar goods and services to cover such default;
(iii) At Buyer's request Seller will transfer title and deliver to Buyer (1) any completed goods (2) any partially completed goods and (3) all unique materials. Prices for partially completed goods and unique materials so accepted shall be negotiated. However, such prices shall not exceed the Agreement price per item.
(c) Buyer's rights and remedies herein are in addition to any other rights and remedies provided by law or in equity.

14. TERMINATION FOR CONVENIENCE - (a) Buyer may terminate, for convenience, work under this Purchase Order in whole or in part, at any time by written or electronic notice. Upon any such termination Seller shall, to the extent and at the time specified by Buyer, stop all work on this Purchase Order, place no further orders hereunder, terminate work under orders outstanding hereunder, assign to Buyer all Seller's interests under terminated sub-contracts and orders, settle all claims thereunder after obtaining Buyer's approval, protect all property in which Buyer has or may acquire an interest, and transfer title and make delivery to Buyer of all goods, materials, work in process, or other things held or acquired by Seller in connection with the terminated portion of this Purchase Order. Seller shall proceed promptly to comply with Buyer's directions respecting each of the foregoing without awaiting settlement or payment of its termination claim. (b) Within six (6) months from such termination, Seller may submit to Buyer its written claim for termination charges, in the form and with supporting data and detail prescribed by Buyer.
No profit shall be allowed if it appears Seller would have sustained a loss on the Purchase Order. Failure to submit such claim with such items shall constitute a waiver of all claims and a release of all Buyer's liability arising out of such termination. (c) The parties may agree upon the amount to be paid Seller for such termination. If they fail to agree, Buyer shall pay Seller the amount due for goods delivered prior to termination and in addition thereto but without duplication, shall pay the following amounts:
(I) The contract price for all goods completed in accordance with this Purchase Order and not previously paid for.
(ii) The actual costs for work in process incurred by Seller which are properly allocable or apportionable under recognized commercial accounting practices to the terminated portion of this Purchase Order and a sum constituting a fair and reasonable profit on such costs. If it appears Seller would have sustained a loss on the Purchase Order, no profit shall be allowed under this Subparagraph
(ii), and an adjustment shall be made reducing the amount of the settlement to reflect the indicated rate of loss.
(iii) The reasonable costs of Seller in making settlement hereunder and in protecting goods to which Buyer has or may acquire an interest.
(d) Payments made under subparagraphs 14(c)(i) and 14(c)(ii) shall not exceed the aggregate price specified in this order, less payment otherwise made or to be made. Buyer shall have no obligation to pay for goods lost, damaged, stolen or destroyed prior to delivery to Buyer. (e) The foregoing paragraphs (a) to
(d) inclusive, shall be applicable only to a termination for Buyer's convenience and shall not affect or impair any right of Buyer to terminate this order for Seller's default in the performance thereof.

15. NON-DISCLOSURE OF CONFIDENTIAL MATTER/BUYER'S PROPERTY - (a) All specifications, drawings, samples, data, technical information, tools, equipment and other materials furnished or paid for by Buyer, or amortized in the unit price of items purchased by Buyer, shall (I) be kept confidential and not to be disclosed to third parties, (ii) remain or become Buyer's property, (iii) be used by Seller exclusively for Buyer's orders, (iv) be clearly marked as Buyer's property and segregated when not in use, (v) be kept in good working condition at Seller's expense, and (vi) be returned to Buyer promptly upon request. Seller shall insure Buyer's property and be liable for loss or damage while in Sellers's possession or control, ordinary wear and tear excepted. (b) Goods purchased hereunder with the Buyer's specifications or drawings shall not be quoted for sale to others without the Buyer's written authorization.

16. PATENTS, ROYALTIES AND ENCUMBRANCES - All goods must be free from liability of royalties, patent rights, and mechanics' liens or other encumbrances, and Seller agrees to defend and indemnify the Buyer against all claims, demands, costs, and actions for actual or alleged infringements of patent, copyright or trade secret rights in the use, sale, or resale of said goods, except to the extent such infringement was unavoidably caused by Seller's compliance with a detailed design furnished and required by Buyer.

17. PATENT LICENSE - Seller, as part consideration for this Purchase Order and without further cost to Buyer, hereby grants to Buyer an irrevocable, non-exclusive, paid-up right and license to make, have made, use and sell any inventions made by or for Seller in the performance of this Purchase Order. In addition, Buyer shall be entitled to license Buyer's customers to use such inventions during the operation of Buyer's products.

18. INSURANCE - Seller shall maintain (1) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations, (2) Worker's Compensation and employer's liability insurance, and (3) auto insurance, in such amounts as are necessary to insure against the risks of Seller's operations. Upon request, Seller shall furnish to Buyer certificates evidencing such coverage. Seller shall notify Buyer at least thirty (30) days prior to the cancellation or change of any of the foregoing policies.

19. TOOLS AND DOCUMENTS - Unless otherwise agreed in writing, special dies, tools, patterns and drawings used in the manufacture of goods herein ordered shall be furnished by and at the expense of the Seller.

20 SUBCONTRACTING - Seller shall not subcontract for completed or substantially completed goods or services supplied to Buyer without prior written approval of Buyer.

21. ASSIGNMENTS - No right or obligation under this order shall be assigned by Seller without the prior written consent of Buyer, and any purported assignment without such consent shall be void. Buyer may assign this order at any time if such assignment is considered necessary by Buyer in connection with a sale of Buyer's assets or a transfer of its obligation.

22. GRATUITIES - Seller warrants that is has not offered or given and will not offer or give to any employee, agent, or representative of Buyer any gratuity. Any breach of this warranty shall be material breach of each and every contract between Buyer and Seller.

23. NOTICE OF LABOR DISPUTES - Whenever an actual or potential labor dispute is delaying or threatens to delay the timely performance of this Purchase Order, Seller will immediately notify Buyer of such dispute and furnish all relevant details.

24. INSOLVENCY - The insolvency or adjudication of bankruptcy, the filing of a voluntary petition, or the making of an assignment for the benefit of creditors, by either party, shall be a material breach hereof.

25. COMPLIANCE WITH LAWS - Seller warrants that no law, rule, or ordinance of the United States, a state, or any other governmental agency has been violated in supplying the goods or services ordered herein.

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26. WAIVER - In the event Buyer fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges hereunder, such failure shall not constitute a waiver of such terms, conditions, rights or privileges.

27. EQUAL EMPLOYMENT OPPORTUNITY - Seller represents and agrees that it is in compliance with Executive Order 11246 and implementing regulations unless exempted.

28. GOVERNMENT CONTRACTS - If this Purchase Order is issued in connection with direct performance of a Government prime contract or subcontract, then the flowdown Federal Acquisition Regulations clauses (and any applicable agency supplements thereto) in effect on the date of this Purchase Order are incorporated herein by reference. The contract number of the prime contract or subcontract is listed on the face of this Purchase Order.

29. LIMITATION OF LIABILITY - In no event shall Buyer be liable for any special, indirect, incidental, consequential, or contingent damages, whether or not Buyer has been advised of the possibility of such damages.

30. INDEMNITY BY SELLER -Seller shall defend, indemnify and hold harmless Buyer from and against any and all claims, suits, losses, and liabilities and the associated costs and expenses (including attorney's fees), caused in whole or in part by Seller's breach of any term or provision of this Agreement, or any negligent, grossly negligent or intentional acts, errors or omissions by Seller, its employees, officers, agents, or representatives in the performance of this Agreement.

31. APPLICABLE LAW - This Purchase Order shall be governed by, subject to, and construed in accordance with the laws of the State of California, excluding conflict law rules.